Exhibit 23.A

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the El Paso Corporation Registration Statement (Form S-3 No. 333-158205) and related Prospectus, the Kinder Morgan, Inc. Registration Statement (Form S-4 No. 333-177895) and related information statement/proxy statement/prospectus and in the following El Paso Corporation Registration Statements on Form S-8:

Form S-8 No.	Pertaining to:

333-168695	El Paso Corporation 2005 Omnibus Incentive Compensation Plan

333-162995	El Paso Corporation 2005 Omnibus Incentive Compensation Plan

333-127951	El Paso Corporation Retirement Savings Plan

333-126599	El Paso Corporation 2005 Omnibus Incentive Compensation Plan

333-126597	El Paso Corporation 2005 Compensation Plan for Non-employee Directors

333-96959	El Paso Corporation Employee Stock Purchase Plan

333-26813	El Paso Energy Corporation Retirement Savings Plan

333-26831	El Paso Natural Gas Company Omnibus Plan for Management Employees

333-26823 and 333-94717	El Paso Energy Corporation Strategic Stock Plan

033-46519	Omnibus Compensation Plan and Stock Option Plan for Non-employee Directors

033-49956	El Paso Natural Gas Company Retirement Savings Plan

033-51851	El Paso Natural Gas Company Stock Option Plan for Management Employees

033-57553	1995 Omnibus Compensation Plan, 1995 Incentive Compensation Plan and 1995 Compensation Plan for Non-employee Directors

033-51853	El Paso Natural Gas Company Incentive Compensation Plan

333-75781	El Paso Energy Corporation Sonat Savings Plan

333-78949	El Paso Energy Corporation Employee Stock Purchase Plan

333-78951	El Paso Energy Corporation Deferred Compensation Plan

333-78979	El Paso Corporation 1999 Omnibus Incentive Compensation Plan and El Paso Energy Corporation Omnibus Plan for Management Employees

333-94719	El Paso Energy Corporation Omnibus Plan for Management Employees

333-64240	El Paso Corporation 2001 Stock Option Plan for Non-employee Directors

333-31060	El Paso Corporation Coastal Aruba Refining Company N.V. Thrift Plan (formerly Coastal Aruba Refining Company N. V. Thrift Plan)

of our reports dated February 27, 2012, with respect to the consolidated financial statements and schedule of El Paso Corporation, and the effectiveness of internal control over financial reporting of El Paso Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Houston, Texas

February 27, 2012